As filed with the Securities and Exchange Commission on March 7, 1997.
                                            Registration No. 333-21863

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              AMENDMENT NO. 1
                                    TO
                                 FORM S-1
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                       GULF ISLAND FABRICATION, INC.
          (Exact name of registrant as specified in its charter)

    Louisiana                  3441                 72-1147390
(State or other     (Primary Standard Industrial I.R.S. Employer
 jurisdiction of     Classification Code Number) Identification No.)
 incorporation
                        583 Thompson Road
                     Houma, Louisiana  70363
                         (504) 872-2100
              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        Kerry J. Chauvin
              President and Chief Executive Officer
                  Gulf Island Fabrication, Inc.
                        583 Thompson Road
                     Houma, Louisiana 70363
                         (504) 872-2100
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
Carl C. Hanemann                                Thomas P. Mason
Jones, Walker, Waechter, Poitevent,          Andrews & Kurth L.L.P.
Carrere & Denegre, L.L.P.                  4200 Texas Commerce Tower
201 St. Charles Avenue                      600 Travis, Suite 4200
New Orleans, Louisiana  70170                Houston, Texas  77002
 (504) 582-8000                                 (713) 220-4200

                       __________________________

       Approximate date of commencement of proposed sale to the public:
 As  soon  as  practicable  after  this  Registration  Statement becomes effective.
                       __________________________

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

                            EXPLANATORY NOTE


This Amendment No. 1 to the Registration Statement contains only Part II of the Registration Statement and is being filed solely to file certain exhibits that have not been previously filed.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         Estimated expenses payable in connection with the proposed sale of Common Stock covered hereby are as follows:

      SEC registration fee                        $   11,152
      NASD filing fee                                  4,180
      Printing expenses
      Legal fees and expenses
      Accounting fees and expenses
      Blue Sky fees and expenses
        (including counsel fees)
      Transfer agent fees and expenses
      Miscellaneous expenses
                                                  _____________
           Total expenses                         $
                                                  =============

Item 14.    Indemnification of Directors and Officers.

      The Louisiana Business Corporation Law (the "LBCL"), Section 83,
(i) gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; (ii) subject to specific conditions and exclusions, gives a director or officer who successfully defends such an action the right to be so indemnified; and (iii) authorizes Louisiana corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

      The Company's By-laws make mandatory the indemnification of directors and officers permitted by the LBCL. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

      The Company maintains liability policies to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions to be set forth in the policies.

      The Underwriters have also agreed to indemnify the directors and certain of the Company's officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the
"Securities Act"), or to contribute to payments that such directors and officers may be required to make in respect thereof.

      Each of the Company's directors and executive officers has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that the director or officer meets certain standards of conduct. A form of indemnity agreement containing such standards of conduct is included as an exhibit to this Registration Statement. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if it is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.

Item 15.    Recent Sales of Unregistered Securities

      None.

Item 16.    Exhibits and Financial Statement Schedules

      (a)   Exhibits

      1.1   Form of Underwriting Agreement.**

      2.1 Stock Purchase Agreement with respect to Dolphin Services, Inc. dated January 2, 1997.*

      2.2 Stock Purchase Agreement with respect to Dolphin Steel Sales, Inc., dated January 2, 1997.*

      2.3   Stock Purchase Agreement with respect to Dolphin Sales &
            Rentals, Inc.*

      3.1   Amended and Restated Articles of Incorporation of the
            Company.***

      3.2   By-laws of the Company.***

      4.1 See Exhibits 3.1 and 3.2 for provisions of the Company's Amended and Restated Articles of Incorporation and By-laws defining the rights of holders of Common Stock.

      4.2   Specimen Common Stock certificate.**

      5.1 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.**

     10.1 Form of Indemnity Agreement by and between the Company and each of its directors and executive officers.***

     10.2   Registration Rights Agreement between the Company and Alden
            J. Laborde.*

     10.3   Registration Rights Agreement between the Company and Huey
            J. Wilson.*

     10.4 Fifth Amended and Restated Revolving Credit and Term Loan Agreement among the Company and First National Bank of Commerce and Whitney National Bank, dated as of October 24, 1996 (the "Bank Credit Facility").*

     10.5 First Amendment to the Company's Bank Credit Facility, dated as of January 2, 1997.*

     10.6   The Company's Long-Term Incentive Plan.***

     10.7 Form of Stock Option Agreement under the Company's Long-Term Incentive Plan.**

     21.1   Subsidiaries of the Company.***

     23.1   Consent of Price Waterhouse LLP.***

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. (included in Exhibit 5.1).**

     24.1 Power of Attorney (included in the Signature Page to the Registration Statement).***

     27.1   Financial Data Schedule.***

            Schedule II

      *   Filed herewith.
      **  To be filed by amendment.
      *** Previously filed.

Item 17.    Undertakings.

      The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement (Registration No. 333-21863) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on March 6, 1997.

                                          GULF ISLAND FABRICATION, INC.


                                          By:   /s/ Kerry J. Chauvin
                                              ___________________________
                                                    Kerry J. Chauvin
                                           President and Chief Executive
                                                       Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                      Date
       _________                        _____                      _____

          *               Chairman of the Board                March 6, 1997
________________________
    Alden J. Laborde

/s/ Kerry J. Chauvin      President, Chief Executive Officer   March 6, 1997
________________________  and Director  (Principal Executive
    Kerry J. Chauvin      Officer)

          *               Vice President - Finance, Chief      March 6, 1997
________________________  Financial Officer, Secretary and
Joseph P. Gallagher, III  Treasurer (Principal Financial
                          and Accounting Officer)

          *                            Director                March 6, 1997
________________________
    Gregory J. Cotter

          *                            Director                March 6, 1997
________________________
    Thomas E. Fairley

          *                            Director                March 6, 1997
________________________
    Hugh J. Kelly

          *                            Director                March 6, 1997
________________________
    John P. Laborde

          *                            Director                March 6, 1997
________________________
    Huey J. Wilson

By: /s/ Kerry J. Chauvin
   _____________________
      Kerry J. Chauvin
      Attorney-in-Fact

                                  SCHEDULE II

                      VALUATION AND QUALIFYING ACCOUNTS
                 For the Three Years Ended December 31, 1996

=====================================================================================================
          Column A                  Column B            Column C            Column D       Column E
_____________________________________________________________________________________________________

                                                      Additions            Deductions
                                                 ______________________   ____________
                                     Balance at  Charged to    Charged                    Balance at
                                     Beginning    Costs and    to Order                     End of
           Description               of Period    Expenses     Accounts    (Write-Offs)     Period
_____________________________________________________________________________________________________

Year Ended December 31, 1994
  Allowance for doubtful accounts      $4,290        $   -       $    -       $     -      $  4,290

Year Ended December 31, 1995
  Allowance for doubtful accounts       4,290           30            -             -         4,320

Year Ended December 31, 1996
  Allowance for doubtful accounts       4,320            -            -             -         4,320

                                EXHIBIT INDEX

                                                          Sequentially
Exhibit                                                     Numbered
Number  Description of Exhibits                               Page
1.1     Form of Underwriting Agreement.**
2.1     Stock Purchase Agreement with respect to Dolphin
        Services, Inc. dated January 2, 1997.*
2.2     Stock Purchase Agreement with respect to Dolphin
        Steel Sales, Inc., dated January 2, 1997.*
2.3     Stock Purchase Agreement with respect to Dolphin
        Sales & Rentals, Inc.*
3.1     Amended and Restated Articles of Incorporation of
        the Company.***
3.2     By-laws of the Company.***
4.1     See Exhibits 3.1 and 3.2 for provisions of the
        Company's Amended and Restated Articles of
        Incorporation and By-laws defining the rights of
        holders of Common Stock.
4.2     Specimen Common Stock certificate.**
5.1     Opinion of Jones, Walker, Waechter, Poitevent,
        Carrere & Denegre, L.L.P.**
10.1    Form of Indemnity Agreement by and between the
        Company and each of its directors and executive
        officers.***
10.2    Registration Rights Agreement between the Company
        and Alden J. Laborde.*
10.3    Registration Rights Agreement between the Company
        and Huey J. Wilson.*
10.4    Fifth Amended and Restated Revolving Credit and
        Term Loan Agreement among the Company and First
        National Bank of Commerce and Whitney National
        Bank, dated as of October 24, 1996 (the "Bank
        Credit Facility").*
10.5    First Amendment to the Company's Bank Credit
        Facility, dated as of January 2, 1997.*
10.6    The Company's Long-Term Incentive Plan.***
10.7    Form of Stock Option Agreement under the
        Company's Long-Term Incentive Plan.**
21.1    Subsidiaries of the Company***
23.1    Consent of Price Waterhouse LLP***
23.2    Consent of Jones, Walker, Waechter, Poitevent,
        Carrere & Denegre, L.L.P. (included in Exhibit
        5.1).**
 24.1   Power of Attorney (included in the Signature Page
        to the Registration Statement).***
27.1    Financial Data Schedule.***
______________________

*   Filed herewith.
**  To be filed by amendment.
*** Previously filed.